UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2006
SI RESTRUCTURING, INC.
(Exact name of registrant as specified in its charter)

Texas	0-27008	74-2654208

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Frances Smith Haynes and Boone, LLP 901 Main Street, Suite 3100, Dallas, Texas	75202

(Address of principal executive offices)	(Zip code)
(214) 651-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03. Bankruptcy or Receivership.
(b)
     As previously disclosed, on August 3, 2004, SI Restructuring, Inc., formerly known as Schlotzsky’s, Inc. (the “Company”), and certain subsidiaries of the Company filed voluntary petitions for relief under Chapter 11 of Title 11, United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division (the “Bankruptcy Court”). On April 3, 2006, the Bankruptcy Court entered an order confirming the Final Plan of Liquidation of SI Restructuring, Inc. and Its Affiliated Debtors (the “Plan”).
     On April 21, 2006, the Company satisfied the conditions precedent to the effectiveness of the Plan and filed a Notice of Effective Date of the Plan (the “Notice of Effective Date”) with the Bankruptcy Court. A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and incorporated in this Item 1.03(b) by reference.
Item 7.01. Regulation FD Disclosure
     A press release announcing the Company’s emergence from Bankruptcy Court protection was issued by the Company today and is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

99.1	Notice of Effective Date of the Final Plan of Liquidation of SI Restructuring, Inc. and Its Affiliated Debtors

99.2	Press Release Dated April 28, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 28, 2006	SI RESTRUCTURING, INC.
	By:	/s/ David Samuel Coats
David Samuel Coats
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Effective Date of the Final Plan of Liquidation of SI Restructuring, Inc. and Its Affiliated Debtors

99.2	Press Release Dated April 28, 2006